SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 27, 2004

Quepasa Corp.

(Exact name of registrant as specified in its charter)

Nevada	0-25565	86-0879433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

410 No. 44th Street

Suite 450

Phoenix, AZ 85008

(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 716-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 27, 2004, Quepasa Corporation (the “Company”) completed a private placement for an aggregate of 250,000 units of the Company’s securities at a price of $2.00 per unit to a limited number of accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended. The units were placed on behalf of the Company by Grant Bettingen, Inc. (GBI), a NASD licensed broker-dealer. Each unit consists of one warrant to purchase common stock at an exercise price of $2.00 per share, exercisable until December 31, 2007, and two shares of the Company’s Common stock. GBI received a sales commission of 10% and 10% underwriter’s warrants. No registration rights were granted in this offering. Shares sold in this private placement will be subject to normal lockup under applicable securities regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quepasa Corp. (Registrant)

By:	/s/ CHARLES B. MATHEWS
Charles B. Mathews Chief Financial Officer

Dated: October 7, 2004